UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 26, 2009

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On January 29, 2009, YRC Worldwide Inc. (the “Company”) announced its results of operations and financial condition for the three and twelve months ended December 31, 2008. A copy of the news release announcing the results of operations and financial condition is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.06.	Material Impairments.

In connection with the previously announced and ongoing integration of the Yellow Transportation and Roadway networks, and as described in Item 7.01 below, the Company introduced a new, unified brand for Yellow Transportation and Roadway. As the Yellow Transportation and Roadway brands have been in the market for over 80 years, the Company expects the names to be visible for awhile, but the Company believes the new YRC brand effectively represents the more comprehensive service offering of the combined companies. Associated with this re-branding, in the fourth quarter of 2008, the Company will take a non-cash pre-tax charge of approximately $140.9 million reflecting the write-down of the remaining book value of the Roadway trade name.

In connection with its annual impairment testing for the fiscal year ended December 31, 2008, the Company determined that the remaining goodwill of its YRC Logistics segment should be written off due to, among other factors, the Company’s stock price and general economic conditions. The Company will incur a non-cash pre-tax impairment charge during the fourth quarter of 2008 of approximately $59.5 million reflecting write-down of goodwill associated with its YRC Logistics segment.

These non-cash impairment charges do not impact the waivers under the Company’s credit facility and asset-backed securitization facility that the Company and its banking group entered into on January 15, 2009 and that were filed as exhibits to the Company’s Current Report on Form 8-K that it filed with the Securities and Exchange Commission on January 22, 2009.

Item 7.01.	Regulation FD Disclosure.

Sale and Leaseback Closing

On January 30, 2009, the Company closed on the first part of the sale and financing leaseback transaction pursuant to its Real Estate Sales Contract, effective December 19, 2008 (the “Contract”), with NATMI Truck Terminals, LLC (“NATMI”). The details of the Contract were disclosed by the Company in a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 24, 2008. The Company received approximately $101 million of proceeds at the first closing. The Company expects to close on the second part of this transaction and receive approximately $50 million, subject to the satisfaction of normal and customary due diligence and related conditions, including NATMI’s right to elect not to acquire any of the remaining subject facilities in its sole discretion during the inspection period. The Company will account for the proceeds as a financing transaction, therefore, the assets remain on the books and a lease obligation will be recorded as long-term debt. The Company will recognize the lease payments through interest expense with no impact to depreciation expense.

YRC Brand

On January 23, 2009, the Company announced that YRC is the new brand name for the combined Yellow Transportation and Roadway network.

A copy of the news release announcing the YRC brand is attached to this Form 8-K as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	News Release dated January 29, 2009
99.2	News Release dated January 23, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: January 30, 2009	By:	/s/ Timothy A. Wicks
Timothy A. Wicks
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	News Release dated January 29, 2009
99.2	News Release dated January 23, 2009

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